Exhibit 10.44

SEARS ROEBUCK AND CO.
LONG-TERM INCENTIVE PROGRAM (LTIP)

SECTION 1
GENERAL

     Purpose.     The Sears, Roebuck and Co. 2005 Long-Term Incentive LTIP (the “LTIP”) is a performance-based program under the Sears Roebuck and Co. 2000 Employee Stock Plan (the “2000 Stock Plan”), any successor plan thereto, and the Sears, Roebuck and Co. Long Term Incentive Compensation Plan (as amended and restated as of January 1, 1994) (the “Long Term Incentive Compensation Plan”). The LTIP is designed to motivate the senior leaders of Sears, Roebuck and Co. (the “Company”) and its Subsidiaries to achieve significant, lasting change that successfully positions the Company for future growth. Performance goals under the LTIP align participants’ financial incentives with those of the Company’s shareholders. Awards under the LTIP are designed to vary commensurately with achieved performance, and are intended to satisfy the requirements for “performance-based compensation” outlined in regulations issued under Code Section 162(m).

     1.1.      Operation, Administration, and Definitions. The operation and administration of the LTIP, including the Awards made under the LTIP, shall be subject to the provisions of Section 7 (relating to operation and administration). Capitalized terms in the LTIP shall be defined as set forth in the LTIP (including the definitional provisions of Section 11).

SECTION 2
PARTICIPATION

     2.1.      Participation. Subject to the terms and conditions of the LTIP, the Committee (described at Section 9) shall determine and designate, from time to time, from among the Eligible Employees, those persons who shall be granted one or more Awards under the LTIP, and thereby become “Participants” in the LTIP.

     2.2.      Eligible Employee. The term “Eligible Employee” means the following employees of the Company or a Subsidiary: Chief Executive Officer of the Company (“CEO”); President, Merchandising of the Company; all employees who report directly to the CEO; and other key employees as recommended by the CEO.

     2.3.      New Hires. The Committee may designate for participation executives who have been newly hired or promoted into the group of Eligible Employees. The Committee may, in its sole discretion, decide the number of shares which a newly hired or promoted executive would otherwise be awarded, including any adjustment that the Committee deems necessary or desirable to qualify such award as performance-based compensation for purposes of section 162(m) of the Internal Revenue Code or to require the deferral of any such award which does not so qualify.

SECTION 3
STOCK OPTIONS

     3.1.      Annual Grants.

     At the first meeting of the Compensation Committee of the Board of Directors in each of 2006, and 2007, the Committee may award to each Participant designated by the Committee a grant of nonqualified stock options (“Options”) to purchase shares of Sears’ common stock (“Stock”) with an Exercise Price described in subsection 3.2. Each grant to a Participant shall be divided into three equal tranches and shall be subject to a vesting schedule described in subsection 3.3(a). The Committee in its sole discretion shall determine the number of Options granted to each Participant so designated by the Committee. The Awards described herein may be made contingent on shareholder approval of a successor plan to the 2000 Stock Plan or on an increase in the number of available shares under the 2000 Stock Plan.

     3.2.      Exercise Price. The “Exercise Price” of each Option granted under this Section 3 shall be established by the Committee or shall be determined by a method established by the Committee at the time that the Option is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

     3.3.      Vesting.

     (a)      With respect to the Options described at subsection 3.1, the first tranche of each grant of Options to a Participant shall vest and become exercisable on the date that the average Fair Market Value of a share of Stock for the previous 20 trading days has increased by 10% or more above the Exercise Price for that grant. The second tranche of each grant of Options to a Participant shall vest on the date that the average Fair Market Value of a share of Stock for the previous 20 trading days has increased by 20% or more above the Exercise Price for that grant. The third tranche of each grant of Options to a Participant shall vest on the date that the average Fair Market Value of a share of Stock for the previous 20 trading days has increased by 30% or more above the Exercise Price for that grant.

     (b)      In addition to the provisions of this subsection 3.3, the exercise of an Option shall be subject to the terms of the 2000 Stock Plan or a successor plan under which such Option is granted and such further terms and conditions as may be established by the Committee. In no event, however, shall an Option expire later than ten years after the date of its grant.

     3.4.      Payment of Option Exercise Price. The payment by the Participant of the Exercise Price of an Option granted under this Section 3 shall be subject to the terms and conditions of the 2000 Stock Plan or any successor plan under which the Option is granted.

     3.5.     Limitations. The number of shares of Stock subject to Options granted to any Participant under this Section 3 (together with any other Options granted under the 2000 Stock Plan (or any successor plan) to such Participant) shall not exceed the limitation in the 2000 Stock

Plan (or any applicable successor plan) on the maximum number of shares of Stock subject to Options that may be granted to an individual for any period.

SECTION 4
PERFORMANCE UNITS

     4.1.     Performance Units. At the first meeting of the Compensation Committee of the Board of Directors in 2005, the Committee may award Performance Units to each Participant designated by the Committee, in an amount determined by the Committee in its sole discretion. Performance Units under this subsection 4.1 are intended to constitute performance-based compensation and may be awarded under the 2000 Stock Plan (or under any successor plan thereto) or under the Long Term Incentive Compensation Plan, as the Committee shall determine in its discretion.

     (a)      Those Performance Units awarded under the 2000 Stock Plan or a successor plan thereto shall, at the date of grant, consist of a commitment by Sears to distribute, at the time specified in, and in accordance with the provisions of, Section 5, below, as applicable, a number of shares of Stock equal to the number of Performance Units multiplied by the applicable “Total Shareholder Return” (“TSR”) multiple set forth at subsection 4.4, below, at the end of the performance period, subject to approval of the final award amount by the Committee. The number of shares of Stock actually delivered shall be more than, equal to, or less than the number of Performance Units awarded based on Sears’ TSR performance relative to that of the S&P 500 Index companies.

     (b)      Those Performance Units awarded under the Long Term Incentive Compensation Plan shall consist of a commitment by Sears to distribute, at the time specified in, and in accordance with the provisions of Section 5, below, as applicable, cash in an amount equal to the value of a number of shares of Stock that is equal to the number of Performance Units multiplied by the applicable TSR multiple set forth at subsection 4.4, below, at the end of the performance period, subject to approval of the final award amount by the Committee. The cash actually delivered shall be more than, equal to, or less than, the value of Performance Units awarded, based on Sears’ TSR performance relative to that of the S&P 500 Index companies.

     (c)      The Committee may, in its discretion, apply negative discretion to the calculated award.

     4.2.      Performance Period. The performance period shall begin on January 1, 2005, and end on December 31, 2007. The number of shares of Stock or amount of cash that may be earned shall be determined at the completion of the performance period.

     4.3.      Total Shareholder Return (“TSR”). Total Shareholder Return (“TSR”) as applied to Sears and the S&P 500 Index companies is defined as the return Sears’ shareholders and the shareholders of the S&P 500 Index companies as a whole receive on their investment, taking into account share price appreciation plus dividends (assuming reinvestment), expressed as a percentage increase or decrease over the course of the relevant period. The average closing market prices (adjusted for stock dividends and stock splits) for the 20 trading days ending

December 31, 2004, and the average closing market price adjusted for stock dividends and stock splits for the 20 trading days ending on December 31, 2007, shall be used in the calculation to determine Sears’ TSR performance for the performance period, as well as that of the companies in the S&P 500 Index for the performance period. Sears’ percentile rank shall be calculated using the Microsoft Excel percentage rank function, rounded up or down to the nearest percentage point. This function interpolates Sears’ performance in relation to the S&P 500 Index companies, thereby increasing the precision of the relative TSR result. Performance of companies shall not be market cap weighted.

     4.4.      The TSR Multiple. The TSR multiple shall be applied as shown in the table below:

TSR	% of Target	TSR	% of Target
Percentile Rank	Performance Units	Percentile Rank	Performance Units
	Earned		Earned
Below 25th	0%	50th	100%
25th	50%	51st	102%
26th	52%	52nd	104%
27th	54%	53rd	106%
28th	56%	54th	108%
29th	58%	55th	110%
30th	60%	56th	112%
31st	62%	57th	114%
32nd	64%	58th	116%
33rd	66%	59th	118%
34th	68%	60th	120%
35th	70%	61st	122%
36th	72%	62nd	124%
37th	74%	63rd	126%
38th	76%	64th	128%
39th	78%	65th	130%
40th	80%	66th	132%
41st	82%	67th	134%
42nd	84%	68th	136%
43rd	86%	69th	138%
44th	88%	70th	140%
45th	90%	71st	142%
46th	92%	72nd	144%
47th	94%	73rd	146%
48th	96%	74th	148%
49th	98%	75th and above	150%

     4.5.      Banked Awards. Notwithstanding the foregoing provisions of this Section 4, but subject to subsections 4.6 and 4.7, and Sections 5, 6 and 8, the number of shares of Stock to which a Participant shall be entitled as of the end of the performance period shall be no less than (or in the case of Awards under the Long Term Incentive Compensation Plan, the cash Award shall be no less than the value of) the sum of (i) 30% of the Performance Units multiplied by the TSR multiple, as set forth at subsection 4.4, determined as of December 31, 2005 plus (ii) 30% of the Performance Units awarded to the Participant multiplied by the TSR multiple, as set forth at subsection 4.4 determined as of December 31, 2006. The TSR multiple as of each of the dates referenced in this subsection 4.5 shall be calculated using average closing market prices for the 20 trading days, adjusted for stock dividends and stock splits, ending December 31, 2004, and average closing market prices for the 20 trading days, adjusted for stock dividends and stock splits, ending on such referenced date.

     4.6.      Limitation on Individual Awards. In the case of Awards made pursuant to the 2000 Stock Plan, in no event shall the number of Performance Units granted to an individual for the performance period exceed 200,000 nor the number of shares of Stock distributed hereunder to any individual exceed 300,000. Further, in no event shall the number of shares of Stock distributed to any individual for the performance period, cause the total number of shares of Stock issued to such individual for such period under the 2000 Stock Plan or any successor plan to exceed the limitation under the 2000 Stock Plan or successor plan on the number of shares that may be granted to any individual in any calendar year pursuant to “Performance Based Recognition Rights” as defined in the 2000 Stock Plan or in any successor plan. In the case of Awards made pursuant to the Long Term Incentive Compensation Plan, in no event shall the number of Performance Units granted to an individual for the performance period exceed 200,000, and the cash payment distributed to any individual at the end of the performance period (together with any other cash bonuses granted to the individual for such period under the Long Term Incentive Compensation Plan) shall not exceed the limitations described in the Long Term Incentive Compensation Plan.

     4.7.      Limitations. All Performance Units awarded under the LTIP (and any Stock or cash otherwise distributable pursuant thereto) are subject to the provisions of Sections 5, 6, 7 and 8.

SECTION 5
DISTRIBUTION

     5.1.      General. Subject to Sections 6, 7 and 8, the shares of Stock or the cash that result from the payout formula described at Section 4 shall be distributed as soon as practicable after the February 2008 Compensation Committee meeting (or the first Compensation Committee meeting after February 2008 if no meeting is held that month), provided that such shares or cash shall be distributed to Participants net of applicable tax withholding. Notwithstanding anything herein to the contrary, no distribution shall be made hereunder until after the Compensation Committee has certified the attainment of the performance goals and the amount to be paid to each Participant.

     5.2.      No Equity Swap. Any distribution of shares of Stock to an executive under this Plan shall not be eligible for an “Equity Swap.”

     5.3.      Termination Provisions. All distributions are subject to the provisions of Sections 6, 7 and 8, below.

     5.4.      Deferral of Awards. Distributions under the LTIP may be eligible for deferral under the Sears Deferred Compensation Plan, pursuant to the terms of that Plan.

     5.5.      Dividend Equivalents No dividend or dividend equivalents shall be paid or accrued on any Performance Units prior to December 31, 2007. If the record date for dividends on Stock occurs between the end of the performance period and the distribution date, then each Participant shall be paid a dividend equivalent amount based upon the number of shares of Stock to be delivered to the Participant. Such dividend equivalents shall be reported as in accordance with applicable tax laws and shall be subject to any applicable withholding requirements. Payment of such dividend equivalents shall occur at the same time as dividends payable to holders of Stock (or as soon as practicable thereafter), or, if later, as soon as practicable after the number of shares of Stock or amount of cash to be delivered has been certified under Section 4.1.

SECTION 6
TERMINATION

     6.1.     Stock Options. Forfeiture provisions for Options are those specified in the 2000 Stock Plan, any successor plan under which the Options are granted, this LTIP document and such further terms and conditions as specified by the Committee.

     6.2.     Performance Units. The effect of termination of employment on an individual’s Performance Units depends both on the reason for the termination and the point in the performance period that the termination occurs, as described below.

     (a)      Voluntary Termination or Involuntary Termination for Cause. In the event that a Participant voluntarily terminates employment (other than by retirement at or after age 65 or with Committee consent), or is involuntarily terminated (with cause as defined in the Participant’s Executive Severance/Noncompete Agreement) prior to the end of the performance period, such individual shall forfeit all of his Performance Units including any Banked Awards under subsection 4.5.

     (b)      Retirement, Disability, or Involuntary Termination without Cause. In the event that, prior to the end of the performance period, a Participant retires at or after age 65, or earlier with Committee consent, or suffers a permanent and total disability, or is involuntarily terminated (without cause as defined in the Participant’s Executive Severance/Noncompete Agreement), subject to Sections 7 and 8, below, such individual shall be entitled to a distribution (i) of shares of Stock (or the cash equivalent for Awards under the Long Term Incentive Compensation Plan) in an amount equal to the Award amount as described in subsection 4.1(a), above, pro-rated for the number of whole months of Participation in the LTIP, or (ii) the Banked Awards earned prior to the applicable event described in this paragraph (b), whichever is greater. Such individual’s shares of Stock (or the cash equivalent, as applicable) shall be distributed in accordance with, and after the Committee meeting described in, subsection 5.1.

     (c)      Death. In the event that a Participant dies prior to the end of the performance period, his or her Target Award (defined below) shall be prorated through the date of death, in accordance with paragraph (e) below, and, subject to Sections 7 and

8, below, his or her estate shall be entitled to receive shares of Stock (or the cash equivalent, as applicable) equal to his or her prorated Target Award, or if greater, his or her Banked Awards earned prior to his or her death. Such shares of Stock (or cash equivalent, as applicable) shall be distributed in accordance with, and after the Committee meeting described in, subsection 5.1.

     (d)      A Participant’s “Target Award” equals the number of Performance Units granted to the Participant without respect to any subsequent adjustments by the TSR multiplier. All pro rations of the Target Award under this Section 6 are based on a fraction, the numerator of which is the number of full months worked during the performance period, and the denominator of which is 36 months.

SECTION 7
OPERATION AND ADMINISTRATION

     7.1.      Source of Awards. Awards under the LTIP are made (as determined by the Committee in its discretion) under the 2000 Stock Plan or the Long-term Incentive Compensation Plan, both of which have been approved by shareholders, or under any successor plan to the 2000 Stock Plan as may hereafter be approved by shareholders. In the case of Awards under the LTIP that are granted pursuant to the 2000 Stock Plan, in the event of any conflict between this document and the 2000 Stock Plan, the provisions of the 2000 Stock Plan shall govern, provided that subsection 8.1 of the LTIP shall supersede any provision in the 2000 Stock Plan to the contrary. In the case of Awards under the LTIP that are granted under the Long Term Incentive Compensation Plan, in the event of any conflict between this document and the Long Term Incentive Compensation Plan, the provision of the Long Term Incentive Compensation Plan shall govern, provided that subsection 8.1 of the LTIP shall supersede any provision in the Long Term Incentive Compensation Plan to the contrary.

     7.2.      Committee. The LTIP is administered by the Compensation Committee of the Board of Directors of Sears Roebuck and Co. (the “Committee”), as further described at Section 9. Any determinations by the Committee regarding this LTIP are binding on all Participants. The Committee may make additional changes that it deems appropriate for the effective administration of the LTIP. Subject to subsection 7.3, these changes may not increase the benefits to which Participants may become entitled under the LTIP, nor change the pre-established measures in goals that have been approved.

     7.3.      Negative Discretion. Notwithstanding anything in the LTIP to the contrary, prior to the settlement of any Award, the Committee may apply “negative discretion” to any such Award and reduce the amount of such Award or the number of shares of Stock or amount of cash to be delivered in connection with such Award.

     7.4.      General Restrictions. Delivery of shares of Stock or cash, or other awards under the LTIP shall be subject to the following:

     (a)      Notwithstanding any other provision of the LTIP, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the LTIP unless such delivery or distribution complies with all applicable laws

(including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

     (b)      To the extent that the LTIP provides for issuance of Stock certificates to reflect the issuance of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Stock exchange.

     7.5.      Tax Withholding. All distributions under the LTIP are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the LTIP on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) shall be limited to shares held by the Participant for not less than six months prior to the payment date); or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the LTIP, provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

     7.6.      Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, or a combination thereof as the Committee shall determine, subject to the terms of the 2000 Stock Plan (or the successor plan under which the Award is granted) or the Long Term Incentive Compensation Plan, as applicable. Satisfaction of any such obligations under an Award, which is sometimes referred to as the “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Each Subsidiary shall be liable for payment of cash due under the LTIP with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

     7.7.      Transferability. Except as otherwise provided by the Committee, Awards under the LTIP are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     7.8.      Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the LTIP, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the LTIP, as the Committee shall require.

     7.9.      Agreement With Company. An Award under the LTIP shall be subject to such terms and conditions, not inconsistent with the LTIP, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to as an “Award Agreement” regardless of whether any Participant signature is required.

     7.10.      Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any Stock exchange) by a duly authorized officer of such company.

     7.11.      Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     7.12.      Limitation of Implied Rights.

     (a)      Neither a Participant nor any other person shall, by reason of participation in the LTIP, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the LTIP. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the LTIP, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the LTIP shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

     (b)      The LTIP does not constitute a contract of employment, and selection as a Participant shall not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the LTIP, unless such right or claim has specifically accrued under the terms of the LTIP. Except as otherwise provided in the LTIP, no Award under the LTIP shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

     7.13.      Evidence. Evidence required of anyone under the LTIP may be by certificate, affidavit, document or other information, which the person charged with acting on such evidence considers pertinent and reliable, and which has been signed, made or presented by the proper party or parties.

     7.14.      Corporate Transaction. Subject to Section 8, in the event of a corporate transaction involving the Company (including without limitation, any Stock dividend, Stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee may adjust Awards to preserve but in no event increase the benefits or potential benefits of the Awards. Actions by the Committee may include: (i) adjustment of the number and kind of shares subject to outstanding Awards; (ii) adjustment of the Exercise Price of outstanding Options; and (iii) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on Stock of a company resulting from the transaction, and (II) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of the payment, provided that in the case of an Option, the amount of such payment may be the excess of value of the Stock subject to the Option at the time of the transaction over the exercise price).

SECTION 8
CHANGE IN CONTROL/TERMINATION OF AWARDS

     8.1     Merger with Kmart Holding Corporation. Notwithstanding anything in the LTIP (or in any Award Agreement thereunder) to the contrary, including without limitation the provisions of Section 10 hereof, the LTIP and all Awards made under the LTIP shall be automatically cancelled (without Participant consent and without payment of consideration to any Participant) immediately prior to the Effective Time (as defined in the Agreement and Plan of Merger dated as of November 16, 2004 between the Company and Kmart Holding Corporation (the “Merger Agreement”), and neither Sears, nor any successor of Sears, nor any affiliate thereof, shall have any obligation hereunder, under any Award Agreement or in any respect with respect to any Award. Anything in the LTIP to the contrary notwithstanding, no distribution of an Award may be paid or settled hereunder so long as the Merger Agreement (or any successor thereto) has not been terminated or if the Effective Time occurs.

     8.2     Change of Control. In the event of a Change of Control, other than the transaction described in the Merger Agreement, such Change of Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement, or, to the extent not prohibited by the LTIP or Award Agreement, as provided by the Committee.

SECTION 9
COMMITTEE

     9.1.     Administration. As provided at subsection 7.2, the authority to control and manage the operation and administration of the LTIP shall be vested in the Compensation Committee of the Board of Directors (the “Committee”).

     9.2.     Powers of Committee. The Committee’s administration of the LTIP shall be subject to the following:

     (a)      Subject to the provisions of the LTIP, the Committee shall have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 10) to amend, cancel, or suspend Awards.

     (b)      To the extent that the Committee determines that the restrictions imposed by the LTIP preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee shall have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

     (c)      The Committee shall have the authority and discretion to interpret the LTIP, to establish, amend, and rescind any rules and regulations relating to the LTIP, to determine the terms and provisions of any Award Agreement made pursuant to the LTIP, and to make all other determinations that may be necessary or advisable for the administration of the LTIP.

     (d)      Any interpretation of the LTIP by the Committee and any decision made by it under the LTIP is final and binding on all persons.

     (d)      In controlling and managing the operation and administration of the LTIP, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

     9.3.      Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a Stock exchange, or as would cause LTIP Awards to not constitute performance based compensation under Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such allocation or delegation at any time.

     9.4.      Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment, and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the LTIP must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the LTIP.

SECTION 10
AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the LTIP, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the LTIP prior to the date such amendment is adopted by the Board (or the Committee, if applicable). Notwithstanding anything herein to the contrary, (i) no amendment shall be made that would cause the Plan to violate Code Section 409A, and (ii) the LTIP and any Award thereunder may be amended without Participant consent to the extent that the Committee determines such amendment necessary to cause the LTIP or Award to comply with the requirements of Code Section 409A.

SECTION 11
DEFINED TERMS

     In addition to the other definitions contained herein, the following definitions shall apply:

     (a)      Award. The term “Award” means any award or benefit granted under the LTIP, including, without limitation, the grant of Options, and Performance Units, and any amounts payable with respect thereto.

     (b)      Board. The term “Board” means the Board of Directors of the Company.

     (c)      A Change of Control shall be defined as:

     (i)      The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding common shares of the Company (the “Outstanding Company Common Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (x) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege); (y) any acquisition by the Company or any of its subsidiaries; (z) any acquisition by any employee benefit plan (or any related trust) sponsored or maintained by the Company of any of its subsidiaries; or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of (c) below are satisfied; or

     (ii)      Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Board”) (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used under Section 14 of the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii)      Consummation of a reorganization, merger or consolidation unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding common shares of the corporation resulting from such reorganization, merger of consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any of its subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Company, any of its subsidiaries or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding common shares of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation: or

     (iv)      Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

     (v)      Consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (i) more than 60% of, respectively, the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any of its subsidiaries, and any employee benefit plan (or related trust) sponsored or maintained by the Company, any of its subsidiaries or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

For purposes of the foregoing definition of “Change of Control”, a “subsidiary” of the Company shall mean any corporation in which the Company, directly or indirectly, holds a majority of the voting power of such corporation’s outstanding shares of capital Stock. If this definition of “Change of Control” is not consistent with the regulations related to the American Jobs Creation Act of 2004, that are contemplated to be issued by the IRS under Code Section 409A, then upon the issuance of those IRS regulations the “Change of Control” definition herein shall automatically be redefined in the same manner as under the regulations issued by the IRS under Code Section 409A.

     (d)      Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     (e)      Fair Market Value shall be the mean between the lowest and highest reported sales price of Sears shares on the principal exchange or market on which Sears shares are then listed or admitted to trading.

     (f)      Performance-Based Compensation. The term “Performance-Based Compensation” shall have the meaning ascribed to it under Code section 162(m) and the regulations thereunder.

     (g)      Subsidiary. The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company Stock. The term “Stock” means shares of common Stock of the Company.